RECORDING REQUESTED BY:

AND WHEN RECORDED MAIL TO:

Hawkeye, LLC

THIS SPACE FOR RECORDER'S USE ONLY:

Title Order No.: **Escrow No.:**

AP#: 665-030-043-1

GRANT DEED

THE UNDERSIGNED GRANTOR(S) DECLARE(S)

DOCUMENTARY TRANSFER TAX is $-0- CITY TRANSFER TAX $ -0-

[X] computed on full value of property conveyed, or

[ ] computed on full value less value of liens or encumbrances remaining at time of sale.

[ ] Unincorporated area [X] City of Desert Hot Springs **AND**

THIS IS A RECONVEYANCE OF REALTY UPON SATISFACTION OF DEBT, R&T 11921"

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,

Pineapple Express, Inc., a Wyoming Corporation

hereby GRANT(s) to:

Hawkeye, LLC

the real property in the City of Desert Hot Springs, County of Riverside, State of California, described as follows:
Vacant Land APN# 665-030-043-1

Pineapple Express, Inc., a Wyoming Corporation

Dated May 22, 2018

[signature]

BY: Matthew Feinstein

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA
COUNTY OF Los Angeles
On May 22, 2018 before me, Lilian Pudjowibowo A Notary Public personally appeared MATTHEW FEINSTEIN who proved to me on the basis of satisfactory evidence to be the person(~~s~~) whose name(~~s~~) is/~~are~~ subscribed to the within instrument and acknowledged to me that he/~~she/they~~ executed the same in his/~~her/their~~ authorized capacity(~~ies~~), and that by his/~~her/their~~ signature(~~s~~) on the instrument the person(~~s~~), or the entity upon behalf of which the person(~~s~~) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

LILIAN PUDJOWIBOWO
COMM. # 2177407
NOTARY PUBLIC • CALIFORNIA
LOS ANGELES COUNTY
Comm. Exp. JAN. 23, 2021

Signature [signature] (Seal)

MAIL TAX STATEMENTS TO PARTY SHOWN BELOW; IF NO PARTY SHOWN, MAIL AS SHOWN ABOVE: